UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

CompoSecure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39687	85-2749902
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 518-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	CMPO	Nasdaq Global Market

Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock	CMPOW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Background

As previously announced on a Current Report on Form 8-K, on August 7, 2024 the Class B stockholders of CompoSecure, Inc. (the “Company”) entered into stock purchase agreements (each, a “stock purchase agreement”) with Resolute Holdings I, LP and its affiliated vehicles (“Resolute”), an investment firm led by David Cote and Tom Knott, pursuant to which Resolute will acquire a majority interest in the Company in privately negotiated sales and eliminate the Company’s dual-class structure (the “Transaction”). The Company is not party to the stock purchase agreements.

Pursuant to the terms of the stock purchase agreements, each Class B stockholder party thereto (the “Selling Holder”) has agreed with Resolute to (i) exchange all of such Selling Holder’s Class B Common Units of CompoSecure Holdings, L.L.C. (“Holdings”), a subsidiary of the Company, for shares of Class A Common Stock of the Company (with all of such Selling Holder’s shares of Class B Common Stock being automatically cancelled for no consideration upon such exchange by operation of the Company’s certificate of incorporation), and (ii) subsequently sell to Tungsten 2024 LLC (“Buyer”), an investment entity affiliated with Resolute, an agreed number of shares of Class A Common Stock of the Company to be owned by the Selling Holder immediately following such exchange. The Selling Holders shall initiate the exchange of their Class B Common Units pursuant to the terms of the existing Exchange Agreement, dated as of December 27, 2021, by and among the Company, Holdings and the holders of Class B Units from time to time party thereto (the “Exchange Agreement”), and shall sell all or a portion of such resulting shares of Class A Common Stock to Buyer in a series of privately negotiated sales.

The Selling Holders who have delivered stock purchase agreements to Resolute include but are not limited to: (a) LLR Equity Partners IV, L.P., a Delaware limited partnership, LLR Equity Partners Parallel IV, L.P., a Delaware limited partnership (such persons set forth in this clause (a), collectively, “LLR”), which are entities affiliated with or controlled by Mitchell Hollin, who is a member of our Company’s board of directors (the “Board”), (b) Ephesians 3:16 Holdings LLC, a Delaware limited liability company, Carol D. Herslow Credit Shelter Trust B, and Michele D. Logan, who is a member of our Board (such persons set forth in this clause (b), collectively, (“Logan”) and (c) CompoSecure Employee, L.L.C., an entity controlled by Jonathan C. Wilk, our Chief Executive Officer (“Wilk LLC”). It is anticipated that each of Ms. Logan and Mr. Wilk will retain an ownership interest in the Company’s Class A Common Stock following the Transaction.

Following the closing of the transactions contemplated by the stock purchase agreements between each of the Selling Holders and Resolute (the “Closing”), Resolute will own a majority of the Company’s Class A Common Stock. The Transaction is subject to the entry into certain agreements as more fully described below, other customary closing conditions and regulatory approval, including Hart-Scott-Rodino clearance. If the Transaction is completed, it is anticipated that such change in control will result in a “Fundamental Change” with respect to the Company’s exchangeable notes issued pursuant to the Indenture, dated as of December 27, 2021.

In light of the personal interests in the Transaction of each of Mr. Hollin, Ms. Logan and Mr. Wilk, the Company formed a special committee of the Board comprised solely of independent and disinterested directors (the “Special Committee”) to evaluate the impact of the Transaction to the Company and the minority stockholders of the Company. After receiving advice from the Special Committee’s legal counsel and financial advisor, and after negotiations and discussions with the relevant parties to the Transaction, the Special Committee unanimously approved the proposed transactions to which the Company and Holdings (collectively, “CompoSecure”) is a party. The Special Committee was advised by Potter Anderson & Corroon LLP (Wilmington, DE) and Houlihan Lokey Capital, Inc.

Although the Company is not party to the stock purchase agreements, in connection with the Transaction, upon authorization and approval by the Special Committee, the Company and certain of its affiliates have entered into a Letter Agreement and an Amendment to the Tax Receivable Agreement, each as defined below:

Letter Agreement

On August 7, 2024, the Company and Holdings entered into a Letter Agreement with Buyer (the “Letter Agreement”), to, among other things, establish the terms of and ensure an orderly transition of governance of the Company in connection with the Transaction.

Pursuant to the Letter Agreement, the Company has agreed that following the delivery by a Selling Holder of any Exchange Notice (as defined in the Exchange Agreement) pursuant to the Exchange Agreement, dated as of December 27, 2021, by and among the Company, Holdings and the holders of Class B Units from time to time party thereto (the “Exchange Agreement”), the Company shall deliver or cause to be delivered the number of Class A Shares of the Company deliverable upon such Exchange (as defined in the Exchange Agreement), in each case, subject to the terms and conditions of the Exchange Agreement.

The Company has further agreed that, subject to and contingent on the consummation of the Closing, (i) the Board, acting upon the recommendation of the Special Committee, will adopt resolutions increasing the size of the Board to eleven (11) directors effective immediately prior to the Closing, (ii) Mitchell Hollin and Michele Logan shall resign as members of the Board, subject to the appointment of David Cote, Tom Knott and four other individuals designated by Buyer to the Board pursuant to the terms of the Letter Agreement (at least two of whom must qualify as an “independent director” pursuant to the Securities Exchange Act of 1934, as amended, and Nasdaq listing standards, such qualification subject to the confirmation thereof by the Special Committee), with Mr. Cote to fill the vacancy created by Mr. Hollin and hold office as a Class III director and Chairman of the Board for a three-year term expiring at the Company’s annual meeting of stockholders to be held in 2027, and with Mr. Knott to fill the vacancy created by Ms. Logan and hold office as a Class II director for a two-year term expiring at the Company’s annual meeting of stockholders to be held in 2026, (iii) subject to the terms of the Letter Agreement, the Company and the stockholders party thereto shall, at the Closing, terminate the existing Stockholders Agreement dated as of December 27, 2021 (the “Stockholders Agreement”), and (iv) subject to the terms of the Letter Agreement, each of the Company and Buyer (on behalf of itself and its affiliates) shall execute and deliver, at the Closing, a Governance Agreement in the form attached to the Letter Agreement as Exhibit B (the “Governance Agreement”).

Upon its execution and delivery at the Closing by the Company, Resolute Compo Holdings LLC and Buyer (defined therein as the “Stockholder”), the Governance Agreement shall, amongst other matters, provide that the Company and the Stockholder shall take all reasonable actions within their respective control to (i) fix and maintain the number of directors that will constitute the whole Board at eleven (11) directors, (ii) maintain on the Board at all times no less than six (6) directors who each qualify as an “independent director” under the Exchange Act and the NASDAQ listing rules (collectively, the “Independent Directors”), as such individuals may be designated by the Nominating Committee of the Board (the “Nominating Committee”), (iii) maintain on the Board at all times the then serving Chief Executive Officer of the Company (the “Executive Director”), (iv) maintain at all times a Nominating Committee that is comprised of a majority of Independent Directors, (v) maintain on the Board, for so long as the Stockholder owns or holds (whether beneficially, of record or otherwise) at least 35% of the outstanding shares of Common Stock, no less than six (6) designees of the Stockholder (collectively, the “Stockholder Directors”), of which two (2) shall qualify as Independent Directors and be subject to approval of the Nominating Committee, which approval shall not be unreasonably withheld (collectively, the “Stockholder-Designated Independent Directors”), and (vi) cause to be elected or appointed to the Board each such designated Independent Director (including the Stockholder-Designated Independent Directors, as applicable), each other Stockholder Director (as applicable) and the Executive Director.

In addition, upon its execution and delivery at the Closing, the Governance Agreement shall provide for a twelve (12) month lock-up period, during which time the Stockholder and its affiliates may not, subject to the terms of the Governance Agreement, sell, dispose of or otherwise Transfer any Voting Shares (as defined in the Governance Agreement), except for certain Permitted Transfers (as defined in the Governance Agreement). Additionally, the Governance Agreement shall provide for a twelve (12) month standstill period, during which time the Stockholder and its affiliates may not, amongst other matters and subject to the terms of the Governance Agreement, acquire or propose to acquire or participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) to acquire additional securities of the Company if such acquisition or participation in a group would result in the Stockholder owning securities of the Company representing more than that percentage of issued and outstanding shares of Class A Common Stock owned by the Stockholder as of the effective date of the Governance Agreement. The Governance Agreement will further prohibit, for a period of twenty-four (24) months following the effective date of the Governance Agreement and subject to the terms contained therein, (i) the Company and the Stockholder from entering into any Rule 13e-3 Transaction (as defined in the Governance Agreement), and (ii) the Stockholder or its affiliates from effecting any short-form merger with the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware. The Governance Agreement also provides that, unless and until the Governance Agreement is terminated, none of the Company, the Board or the Stockholder will approve a voluntary delisting of the shares of Class A Common Stock from the NASDAQ stock exchange or voluntary deregistration of shares of Class A Common Stock under the Exchange Act, in either case, without the prior approval of a majority of the Independent Directors.

The Letter Agreement further required concurrent delivery by the Company and Holdings of an amendment to the Tax Receivable Agreement, dated as of December 27, 2021, (the “Tax Receivable Agreement”) by and among the Company, Holdings and certain TRA Parties, as discussed below.

TRA Amendment

On August 7, 2024, the Company and Holdings entered into Amendment No 1. to the Tax Receivable Agreement (the “TRA Amendment”) with certain of the TRA Parties, including LLR, Logan, the Wilk LLC (each in its capacity as a TRA Party) and the other TRA Parties identified on the signature pages thereto, pursuant to which the TRA Parties have agreed to certain amendments for the benefit of the Company. In particular, the TRA Amendment amends the definition of “Change of Control” (as defined in the Tax Receivable Agreement) to forego the acceleration of certain payments that may have otherwise been payable to the TRA Parties by CompoSecure as a result of the Transaction, provided that such TRA Parties shall retain their right to acceleration of payments upon any future change of control. The TRA Amendment also amends the “Early Termination Rate” (as defined in the Tax Receivable Agreement) by providing for an increase in the discount rate applicable to any future early termination payments pursuant to the Tax Receivable Agreement, resulting in a decrease in the amount of any such potential payments that the TRA Parties would otherwise be entitled to receive. The TRA Amendment is contingent upon the Closing and will become effective subject to, and effective upon, the Closing.

The foregoing summary of each of the Letter Agreement and the TRA Amendment is not complete and is qualified in its entirety by reference to the full text of each such document, attached hereto as Exhibit 10.1 and 10.2, respectively, each of which is incorporated herein by reference.

Credit Agreement

On August 7, 2024, Holdings, CompoSecure, L.L.C., Arculus Holdings, L.L.C. (together with Holdings and CompoSecure L.L.C., the “Loan Parties”), JPMorgan Chase Bank, National Association, as administrative agent (“JPMC”), and the lenders party thereto, entered into the Fourth Amended and Restated Credit Agreement (the “Fourth A&R Credit Agreement”). The Fourth A&R Credit Agreement amended and restated in its entirety the Third Amended and Restated Credit Agreement, dated as of December 21, 2021 (and as further amended, restated, supplemented, or otherwise modified from time to time prior to the date thereof).

The Fourth A&R Credit Agreement provides for a five-year, $200 million loan through a senior secured term facility and a $130 million loan through a senior secured revolving credit facility available to be used by the Loan Parties. In addition, the Fourth A&R Credit Agreement includes an accordion feature, under which the Loan Parties may request an increase under each of the revolving facility and the term loan facility by $100 million for each such facility. The facilities mature on August 7, 2029.

The terms of the credit facility impose financial covenants including a debt service coverage ratio which shall not be less than 1.20:1.00 on the last day of any fiscal quarter for the trailing four quarter period, a senior secured leverage ratio, which shall not be greater than 2:50:1:00 as of the last day of any fiscal quarter for the trailing for quarter period, and a liquidity ratio, in each case subject to the provisions set forth in the Fourth A&R Credit Agreement.

The foregoing summary of the Credit Agreement is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included under Item 1.01 of this Current Report on Form 8-K related to the Credit Agreement is incorporated into this Item 2.03 by reference.

Item 5.01	Changes in Control of Registrant

(b)            The information included under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)            The information set forth in Item 1.01 of this Form 8-K is incorporated into this Item 5.02 by reference.

In connection with the Transaction, on August 7, 2024, each of Mitchell Hollin and Michele Logan delivered notice of their resignation as a member of the Board and all committees thereof, subject to and contingent on the consummation of the Closing, pursuant to the terms of the Letter Agreement. Such resignations from the Board are not a result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any other matter.

Item 9.01	Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Letter Agreement, dated August 7, 2024, by and among CompoSecure, Inc., CompoSecure Holdings, L.L.C. and Tungsten 2024 LLC
10.2	Amendment No. 1 to the Tax Receivable Agreement, dated as of August 7, 2024, by and among CompoSecure, Inc., CompoSecure Holdings, L.L.C. and the TRA Parties parties thereto
10.3*	Fourth Amended and Restated Credit Agreement, dated August 7, 2024, by and among CompoSecure Holdings, L.L.C., CompoSecure, L.L.C., Arculus Holdings, L.L.C., JPMorgan Chase Bank, National Association, as administrative agent, and the lenders party thereto
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*            Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide a copy of any omitted schedule or exhibit to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPOSECURE, INC.

Date: August 9, 2024	By:	/s/Timothy Fitzsimmons
Timothy Fitzsimmons
Chief Financial Officer